Exhibit 99.1

TEXAS PACIFIC LAND TRUST

1700 Pacific Avenue

Suite 2770

Dallas, Texas 75201

______

TRUSTEES:		ROY THOMAS
MAURICE MEYER III	Telephone (214) 969-5530	General Agent
JOHN R. NORRIS III
JAMES K. NORWOOD		DAVID M. PETERSON
Assistant General Agent

TEXAS PACIFIC LAND TRUST

REPORT OF OPERATIONS - UNAUDITED

	Three Months Ended

	September 30, 2013	September 30, 2012

Rentals, royalties and other income	$9,735,009	$7,043,281

Land sales	5,201,600	--

Total income	$14,936,609	$7,043,281

Provision for income tax	$4,672,797	$2,058,891

Net income	$9,431,118	$4,311,092

Net income per sub-share	$1.10	$.48

Average sub-shares outstanding during period	8,602,550	8,940,175

	Nine Months Ended

	September 30, 2013	September 30, 2012

Rentals, royalties and other income	$26,084,208	$19,520,351

Land sales	5,533,188	5,809,747

Total income	$31,617,396	$25,330,098

Provision for income tax	$9,297,901	$7,570,357

Net income	$19,699,402	$15,534,021

Net income per sub-share	$2.28	$1.73

Average sub-shares outstanding during period	8,657,125	8,998,515

This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Trust's future operations and prospects, the markets for real estate in the areas in which the Trust owns real estate, applicable zoning regulations, the markets for oil and gas, production limits on prorated oil and gas wells authorized by the Railroad Commission of Texas, expected competition, management's intent, beliefs or current expectations with respect to the Trust's future financial performance and other matters. We assume no responsibility to update any such forward-looking statements.